Exhibit 21.1

Subsidiaries of Panda Ethanol, Inc.

March 30, 2007

Panda Ethanol Holdings, LLC

Panda Haskell Ethanol, L.P.

Panda Haskell Holdings, LLC

Panda Haskell I, LLC

Panda Haskell II, LLC

Panda Hereford Ethanol, L.P.

PHE I, LLC

PHE II, LLC

Panda Hereford Holdings, LLC

PEI Lincoln Ethanol, L.P.

Panda Lincoln Holdings, LLC

PEI Lincoln I, LLC

PEI Lincoln II, LLC

Panda Sherman Ethanol, L.P.

Panda Sherman I, LLC

Panda Sherman II, LLC

Panda Sherman Holdings, LLC

Panda Iroquois Holdings, LLC

Panda Iroquois I, LLC

Panda Iroquois II, LLC

Panda Iroquois Ethanol, L.P.

Panda Yuma Ethanol, L.P.

Panda Yuma I, LLC

Panda Yuma II, LLC

Panda Yuma Holdings, LLC

Panda Yuma Pipeline, LLC

Panda Muleshoe Holdings, LLC

Panda Muleshoe Ethanol, LLC

Panda Quincy Holdings, LLC

Panda Quincy Ethanol, LLC

Panda Ethanol Management, LLC

PGS Ethanol Holdings, LLC

Panda Global Services Haskell, LLC

Panda Global Services Hereford, LLC

Panda Global Services Iroquois, LLC

Panda Global Services Lincoln, LLC

Panda Global Services Quincy, LLC

Panda Global Services Muleshoe, LLC

Panda Global Services Sherman, LLC

Panda Global Services Yuma, LLC

Panda Grain, LLC

Panda Haskell Grain, LLC

Panda Indiana Grain, LLC

Panda Sherman Grain, LLC

Panda Transportation Company, LLC

Panda Ethanol Pool, LLC

Panda Ethanol Acquisitions, LLC